UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 4, 2022

HECLA MINING COMPANY

(Exact name of registrant as specified in its charter)

Delaware	1-8491	77-0664171
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6500 North Mineral Drive, Suite 200

Coeur d’Alene, Idaho 83815-9408

(Address of principal executive offices) (Zip Code)

(208) 769-4100

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.25 per share	HL	New York Stock Exchange
Series B Cumulative Convertible Preferred Stock, par value $0.25 per share	HL-PB	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 – Entry into a Material Definitive Agreement

On July 4, 2022, Hecla Mining Company (the “Company” or “Hecla”) entered into an Arrangement Agreement (the “Alexco Agreement”) with Alexco Resources Corp. (“Alexco”). Under the terms of the Alexco Agreement, Hecla will acquire all of the outstanding shares of Alexco, and Alexco’s shareholders will receive 0.116 of a share of Hecla common stock per Alexco share, representing total consideration with a value of US$0.47 per Alexco share (based on the companies’ 5-day volume weighted average price on the New York Stock Exchange (“NYSE”) and NYSE American on July 1, 2022). As part of the Alexco Agreement, Hecla has agreed to:

•	provide a loan to Alexco in the amount of up to $30 million to bridge Alexco’s operations from signing to closing; and

•

subscribe for and purchase 8,984,100 Alexco common shares at CDN$0.50 per share, having an aggregate value of US$3,593,640. Following such purchase, Hecla and its affiliates will own 9.9% of the outstanding Alexco shares.

The Alexco Agreement is attached hereto as Exhibit 2.1, and is incorporated herein by reference.

Concurrently with entering into the Alexco Agreement, the Company entered into a Stream Termination Agreement (the “WPM Agreement” and together with the Alexco Agreement, the “Agreements”) with Wheaton Precious Metals Corp. (“WPM”). Under the WPM Agreement, after the closing of the Alexco acquisition, the Company will issue shares of its common stock valued at US$135 million based on Hecla’s 5-day volume-weighted average price immediately prior to the closing in exchange for the termination of WPM’s silver streaming interest in Alexco’s Keno Hill silver mine located in the Yukon Territory, Canada.

The Alexco Agreement has been incorporated by reference herein to provide you with information regarding its terms. It is not intended to provide any other factual information about us. Such information can be found elsewhere in other public filings we have made with the Securities and Exchange Commission, which are available without charge at www.sec.gov.

The Agreements contain representations and warranties the Company, Alexco and WPM made. The assertions embodied in the Alexco representations and warranties are qualified by information in a confidential disclosure letter that Alexco has exchanged in connection with signing the Alexco Agreement. While the Company does not believe that it contains information securities laws require us to publicly disclose other than information that has already been so disclosed, the disclosure letter does contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Agreement. Accordingly, you should not rely on the representations and warranties as characterizations of the actual state of facts, since they are modified in important part by the disclosure letter. Moreover, information concerning the subject matter of the representations and warranties may have changed since the date of the Alexco Agreement, which subsequent information may or may not be fully reflected in public disclosures.

The information disclosed under Item 8.01 is incorporated herein by reference.

Item 3.02 – Unregistered Sales of Equity Securities

The description of the consideration to be received by Alexco shareholders set forth in Item 1.01 above is incorporated herein by reference. The shares of common stock of Hecla to be issued under the Alexco Agreement will be issued pursuant to an exemption from registration under Section 3(a)(10) of the Securities Act of 1933. The Company anticipates that the exemption will be available because the Agreement provides that the transactions contemplated by the Agreement will be implemented by way of a court-approved plan of arrangement. Exhibit 2.1 attached hereto is incorporated herein by reference.

The description of the consideration to be received by WPM set forth in Item 1.01 above is incorporated herein by reference. The shares of common stock of Hecla to be issued under the WPM Agreement will be issued pursuant to an exemption from registration under Section 4(2) of the Securities Act of 1933. The Company anticipates that the exemption will be available because in the WPM Agreement, WPM represents to Hecla that it is an accredited investor as that term is defined under the Securities Act of 1933, and WPM has acknowledged and agreed that the shares of Hecla common stock it would receive upon the closing of the transaction will be restricted for a minimum of 6 months from the date of issuance.

Item 8.01 Other Events

On July 5, 2022, the Company issued a news release with respect to the Agreements. A copy of the news release is attached hereto as Exhibit 99.1, and is incorporated herein by reference. As announced in the release, the Company and Alexco will hold a conference call to discuss the transaction at 8:30 a.m. (Eastern Time) on July 5, 2022. A slide presentation that will be made in connection with the conference call is attached hereto as Exhibit 99.2 to this Form 8-K, and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(c)    Exhibits

2.1	Arrangement Agreement dated as of July 4, 2022, by and among Hecla Mining Company, Hecla Canada Ltd. and 1080980 B.C. Ltd., and Alexco Resources Corp.* **

99.1	News Release dated July 5, 2022.**

99.2	Slide presentation used in conference call on July 5, 2022.**

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*

The Disclosure Letter referenced in the Arrangement Agreement is omitted, but Hecla agrees to furnish supplementally a copy of the Disclosure Letter to the Securities and Exchange Commission upon request.

**	Filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HECLA MINING COMPANY

By:	/s/ David C. Sienko
David C. Sienko
Vice President and General Counsel

Dated: July 4, 2022

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